UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 4, 2012

ThermoEnergy Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

33-46104-FW	71-0659511
(Commission File Number)	(IRS Employer Identification No.)

10 New Bond Street, Worcester, Massachusetts	01606
(Address of principal executive offices)	(Zip Code)

(508) 854-1628
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 4, 2012, we and our subsidiaries, CASTion Corporation and ThermoEnergy Power Systems, LLC, entered into a Loan Agreement (the “Loan Agreement”) with C13 Thermo LLC (the “Lender”) pursuant to which the Lender established a credit facility allowing us to borrow up to $700,000 (the “Credit Facility”) to finance the fabrication and testing of an Ammonia Reduction Process system utilizing our proprietary technology (the “Project”). We may draw against the Credit Facility from time to time to pay expenses incurred under the budget for the Project. As evidence of our obligation to repay all amounts that may be borrowed under the Credit Facility, on October 4, 2012 we and our subsidiaries that are parties to the Loan Agreement issued to the Lender a promissory note in the principal amount of $700,000 (the “Note”).

Amounts borrowed under the Credit Facility will not bear interest (except in the case of an event of default, in which case all amounts borrowed, together with all fees, expenses and other amounts due, shall bear interest at the default rate of 8% per annum). Upon maturity of the Note, we will be charged a commitment fee equal to 10% of the aggregate principal amount borrowed under the Credit Facility.

The Credit Facility expires, and all amounts due under the Note, together with all commitment fees incurred under the Loan Agreement, will become due and payable, on the earlier of (i) March 4, 2013 or (ii) the date on which we first draw against an irrevocable documentary letter of credit that has been issued for our benefit in connection with the Project. We may repay the Note in whole or in part at any time without premium or penalty.

In connection with the Loan Agreement, on October 4, 2012 we and our subsidiaries that are parties thereto, entered into a Pledge and Security Agreement (the “Security Agreement”) with the Lender pursuant to which we and such subsidiaries granted to the Lender a first-priority security interest in substantially all of our assets as security for the prompt and complete payment and performance of all of our obligations under the Loan Agreement, the Note and the Security Agreement.

The Loan Agreement and the Security Agreement contain other, conventional terms, including representations and warranties regarding our business and assets and our authority to enter into such agreements, conditions to the Lender’s obligation to make advances under the Credit Facility, and provisions for acceleration of our obligations upon the occurrence of certain specified events of default.

The Loan Agreement, the Note and the Security Agreement are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively and the foregoing descriptions of such documents are qualified in their entirety by reference to such Exhibits.

Item 9.01	Financial Statements and Exhibits

(c)       Exhibits

Exhibit No.	Description

10.1	Loan Agreement dated as of October 4, 2012 by and among ThermoEnergy Corporation, ThermoEnergy Power Systems, LLC, CASTion Corporation and C13 Thermo LLC. *

10.2	Promissory Note dated October 4, 2012 in the principal amount of $700,000 issued by ThermoEnergy Corporation, ThermoEnergy Power Systems, LLC, and CASTion Corporation to C13 Thermo LLC.

10.3	Pledge and Security Agreement dated as of October 4, 2012 by and among ThermoEnergy Corporation, ThermoEnergy Power Systems, LLC, CASTion Corporation and C13 Thermo LLC. *

* Note: The schedules and exhibits to the Loan Agreement and the Master Disclosure Schedule to the Pledge and Security Agreement have not been filed herewith.  We will furnish supplementally to the Securities and Exchange Commission upon request a copy of any such omitted exhibits and schedules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2012

THERMOENERGY CORPORATION
(Registrant)

By:	/s/ Cary G. Bullock
Name: Cary G. Bullock
Title: Chairman and Chief Executive Officer

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